Exhibit 10.1

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

SUPPLY AGREEMENT

by and among

PLC SYSTEMS INC.,

PLC MEDICAL SYSTEMS, INC.

and

EDWARDS LIFESCIENCES LLC

dated

March 9, 2006

TABLE OF CONTENTS

ARTICLE I Definitions

ARTICLE II Appointment

Section 2.1.	Appointment
Section 2.2.	Future Laser Power Sources
Section 2.3.	Product Accessories.
Section 2.4.	Endo Handpiece Inventory.

ARTICLE III Obligations of PLC

Section 3.1.	Labeling of Laser Power Sources
Section 3.2.	Manufacturer’s Warranty
Section 3.3.	Insurance
Section 3.4.	Production of User Manuals
Section 3.5.	Costs and Expenses
Section 3.6.	Legal Requirements
Section 3.7.	Facilities
Section 3.8.	Inspection
Section 3.9.	Adverse Experience Reporting
Section 3.10.	Records
Section 3.11.	Recall
Section 3.12.	Transfer of Regulatory Approvals.

ARTICLE IV Purchase Arrangements

Section 4.1.	Purchaser Orders; Product Quantities
Section 4.2.	Placement of Orders
Section 4.3.	PLC License
Section 4.4.	Failure to Supply
Section 4.5.	Technology Escrow and Transfer

ARTICLE V Pricing, Shipping, Payment

Section 5.1.	Retrofitted Model 3 Laser Power Source.
Section 5.2.	New Model 3 Laser Power Source
Section 5.3.	Shipping; Taxes
Section 5.4.	Payment

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ARTICLE VI Termination;

Section 6.1.	Immediate Termination
Section 6.2.	Effect of Termination

ARTICLE VII Warranties and Indemnification

Section 7.1.	Warranties
Section 7.2.	Indemnification by PLC
Section 7.3.	Indemnification by Edwards
Section 7.4.	Indemnification Procedures
Section 7.5.	Limitations on Liability

ARTICLE VIII Trademarks and Confidentiality; Intellectual Property Rights

Section 8.1.	Trademarks.
Section 8.2.	Confidential Information

ARTICLE IX MISCELLANEOUS

Section 9.1.	Relationship
Section 9.2.	No Conflict
Section 9.3.	Governing Law
Section 9.4.	Escalation
Section 9.5.	Jurisdiction and Consent to Service
Section 9.6.	Notices
Section 9.7.	Interpretation
Section 9.8.	Severability
Section 9.9.	Counterparts
Section 9.10.	Entire Agreement; No Third Party Beneficiaries
Section 9.11.	Amendments and Modifications; Waivers and Extensions.
Section 9.12.	Assignment
Section 9.13.	Schedules
Section 9.14.	Expenses
Section 9.15.	No Consequential or Punitive Damages
Section 9.16.	Force Majeure

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Exhibits

Exhibit A	Laser 3 Power Source Specifications

Schedules

Schedule 2.1(a)	Universal Functionality Specifications

Schedule 2.4	Endo Handpiece Inventory

Schedule 3.12	Regulatory Approvals

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SUPPLY AGREEMENT

SUPPLY AGREEMENT, dated as of March 9, 2006 (this “Agreement”), by and among Edwards Lifesciences LLC, a Delaware limited liability company (“Edwards”), PLC Systems Inc., a Yukon Territory corporation (“PLC Parent”), and PLC Medical Systems, Inc., a Delaware corporation (“PLC”), which is a wholly owned subsidiary of PLC Parent.

WHEREAS, Edwards is a company in the medical devices field with experience in the commercialization and distribution of medical devices, including laser-based products relating to the surgical treatment of atrial fibrillation and atrial flutter;

WHEREAS, PLC has experience in the development and manufacturing of laser-based products for medical uses and desires to supply to Edwards, and Edwards desires to purchase from PLC, such laser-based products.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

Definitions

As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the recitals.

“Complaint” means any written, electronic, or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of a Laser Power Source after it is released for distribution.

“Damages” shall have the meaning set forth in Section 7.2.

“Dispute” shall have the meaning set forth in Section 9.4.

“Edwards” shall have the meaning set forth in the recitals.

“Effective Date” shall mean the date of this Agreement.

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“Escalation Notice” shall have the meaning set forth in Section 9.4.

“Escrow Release Event” shall have the meaning set forth in Section 4.3.

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“Field of Use” shall mean the surgical treatment of atrial fibrillation and atrial flutter, including, without limitation, minimally invasive surgical treatment of atrial fibrillation and atrial flutter.

“Firm Forecast” shall have the meaning set forth in Section 4.1.

“Force Majeure Event” shall have the meaning set forth in Section 9.16.

“Forecast” shall have the meaning set forth in Section 4.1.

“Indemnified Party” shall have the meaning set forth in Section 7.4.

“Indemnifying Party” shall have the meaning set forth in Section 7.4.

“Intellectual Property” shall mean all intellectual property rights of any nature or form of protection of a similar nature or having equivalent or similar effect to any of the foregoing, including, without limitation:  (a) inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements, whether or not patentable; (b) United States patents, patent applications, divisionals, continuations, reissues, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions, and the like, and any provisional applications of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing; (c) any word, name, symbol, color, designation, or device or any combination thereof, including, without limitation, any United States or pending trademark, trade dress, service mark, service name, trade name, brand name, logo, domain name, or business symbol, and any foreign or international equivalent of any of the foregoing and all goodwill associated therewith; (d) any work, whether or not registered in the United States or elsewhere, that incorporates, is based upon, derived from, or otherwise uses any intellectual property, including, without limitation, mechanical and electronic design drawings (including, without limitation, computer-aided design files), specification, software (including, without limitation, documentation and object and source code listing), processes, technical or engineering data, test procedures, schematics, writings, materials, products, artwork, packaging and advertising materials; and (e) technical, scientific, and other know-how and information, trade secrets,

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knowledge, technology, means, methods, processed, practices, formulas, assembly procedures, computer programs, apparatuses, specifications, books, records, production data, publications, databases, reports, manuals, data and results, in written, electronic, or any other form not known or hereafter developed.

“Invention(s)” as used herein shall include, without restriction or limitation, any and all devices, processes (including without limitation processes of using devices or of manufacturing such devices), compositions of matter, computer software, chemical formulations or compositions or products whether patentable or unpatentable, and any and all written materials or other works which may be subject to copyright, which are reduced to practice, conceived or written during the Term of this Agreement, and which is developed as a result of work done by either or both Parties under this Agreement.

“Laser Power Source” shall mean a medical laser power source and the associated control system (including all necessary hardware and software) for tissue ablation in the Field of Use.

“Legal Requirements” means all laws, statutes, ordinances, codes, rules, regulations, published standards, permits, judgments, decrees, writs, injunctions, rulings, orders and other requirements of all Public Authorities and shall include, without limitation, all applicable requirements of QSR/ISO.

“Model 3 Laser Power Source” shall mean the Laser Power Source currently identified by PLC to Edwards as its Model 3 Laser Power Source based on the specification set forth on Exhibit A attached hereto, and shall include Retrofitted Model 3 Laser Power Sources and New Model 3 Laser Power Sources.

“New Model 3 Laser Transfer Price” shall have the meaning set forth in Section 5.2.

“New Model 3 Laser Power Sources” shall have the meaning set forth in Section 2.1(b).

“New Laser Warranty Period” shall have the meaning set forth in Section 3.2(a).

“Next Generation Laser Power Source” shall have the meaning set forth in Section 2.2(c).

“Person” means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, incorporated organization, government or agency or political subdivision thereof, or other entity.

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“PLC” shall have the meaning set forth in the recitals.

“PLC Parent” shall have the meaning set forth in the recitals.

“PLC License” shall have the meaning set forth in Section 4.3.

“PLC Laser Power Source Intellectual Property” shall have the meaning set forth in Section 4.3.

“Public Authority” means any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body, and shall include, without limitation, the FDA.

“QSR/ISO” means the Quality System Regulation, as such term is defined by the FDA which is in force and effect or hereafter adopted by the FDA, and the ISO 9001 requirements as established for the European Community, or other applicable regulatory requirements and standards, as amended or supplemented from time to time.

“Retrofitted Laser Warranty Period” shall have the meaning set forth in Section 3.2(a).

“Retrofitted Model 3 Laser Power Source” shall have the meaning set forth in Section 2.1(a)

“Supply Breach” shall have the meaning set forth in Section 4.4(a).

“Termination Letter” shall have the meaning set forth in Section 2.2(b).

“Territory” shall mean the entire world.

ARTICLE II

Appointment

Section 2.1.   Appointment.   Subject to the terms and conditions contained in this Agreement, Edwards hereby appoints PLC as Edward’s exclusive manufacturer and supplier of Model 3 Laser Power Sources in the Territory. Subject to the terms and conditions contained in this Agreement, PLC agrees to provide Model 3 Laser Power Sources to Edwards on the following basis:

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(a)   With respect to Model 3 Laser Power Sources bearing serial numbers 26 through 43 and 45 through 118 (each, a “Retrofitted Model 3 Laser Power Source”), PLC will retrofit each such Laser Power Source in a timely manner in accordance with the Universal Functionality specifications currently described on Schedule 2.1(a) hereto (the “Universal Functionality Specifications”), if and when such Laser Power Sources are delivered to PLC by Edwards for retrofitting.

(b)   PLC agrees to manufacture and sell additional Model 3 Laser Power Sources (“New Model 3 Laser Power Sources”) for which  Edwards has placed and not cancelled orders in accordance with this Agreement, up to such number of units (estimated by the Parties at approximately [**]) which may reasonably be manufactured by PLC based on the inventory of component parts that PLC has on hand from time to time or can reasonably procure. Such New Model 3 Laser Power Sources shall be manufactured by PLC in accordance with the Universal Functionality Specifications; provided, however, that in the event that Edwards and PLC agree on a modification of  such specifications, the Universal Functionality Specifications shall be deemed so amended to the extent that Edwards agrees in writing to accept any increased costs and other expenses reasonably charged by PLC for such modification.

Section 2.2.   Future Laser Power Sources.   Edwards shall not purchase, offer for sale or otherwise utilize in the Field of Use any Laser Power Sources manufactured or engineered by any person other than PLC without compliance with the provisions of this Section or as a result of an uncured Supply Breach (as defined under Section 4.4). In the event that Edwards desires to sell or otherwise utilize in the Field of Use a Laser Power Source other than a Model 3 Laser Power Source (each, a “Future Laser Power Source”),

(a)   it shall notify PLC of any need for engineering services with respect to such Future Laser Power Source, which such notice shall set forth the specifications and related material terms reasonably desired by Edwards for such Future Laser Power Source. PLC shall have a period of sixty days from the receipt of such notice to quote Edwards a price and other terms for the engineering of such Future Laser Power Source. If Edwards does not accept such quote it shall be free to obtain such engineering services from another party (which such services Edwards may investigate during the above referenced 60-day period) provided that neither Edwards nor any of its Affiliates shall obtain such engineering services from any other party unless it has, following receipt of a proposal from (or acceptance of Edwards’ proposal by) such other party, offered to PLC the right to provide such engineering services on the terms offered by such other party in such proposal, and PLC has not accepted such offer in writing within five days; and

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(b)   it shall notify PLC of its need for a supplier of such Future Laser Power Source, which such notice shall set forth the specifications and related material terms reasonably desired by Edwards for the supply of such Future Laser Power Source to Edwards. PLC shall have a period of sixty days from the receipt of such notice to quote Edwards a transfer price and other material terms. If Edwards does not accept such quote it shall be free to obtain such supply from another party (which such supply Edwards may investigate during the above referenced 60-day period) provided that neither Edwards nor any of its Affiliates shall obtain such supply from any other party unless it has, following receipt of a proposal from (or acceptance of Edwards’ proposal by) such other party, offered to PLC the right to provide such supply on the terms offered by such other party in such proposal, and PLC has not accepted such offer in writing within five days.  PLC shall have no obligation during the above referenced sixty day period to assist or otherwise cooperate with any third party from whom Edwards is seeking a quote under Section 2.1(a) or this Section 2.1(b). Thereafter, such obligations shall be as set forth in this Agreement and (if any) in the letter agreement dated as of the same date of this Agreement among the parties to this Agreement (the “Termination Letter”)

(c)   The foregoing provisions shall apply with respect to Future Laser Power Sources through and including the Next Generation Laser Power Source. For purposes hereof, “Next Generation Laser Power Source” shall mean the first to be sold of either (i) the first Laser Power Source after the Model 3 Laser Power Source which Edwards in good faith believes will be a successor product to the Model 3 Laser Power Source, and not just an upgrade or enhancement of the Model 3 Laser Power Source (to which this Section 2.2 shall also apply), or (ii) the first Laser Power Source sold following the exhaustion of the inventory of component parts referenced in Section 2.1(b) above.

Section 2.3.   Product Accessories.   PLC shall supply such customary product accessories, including, without limitation cables and an operation manual, for each Laser Power Source that it supplies to Edwards. The price for the product accessories is included in the Laser Power Source price set forth in Section 5.2 (or as otherwise provided pursuant to Section 2.2).

Section 2.4.   Endo Handpiece Inventory.   To the extent needed by Edwards, Edwards will purchase from PLC at the same invoice price paid by PLC any parts inventory (provided such inventory is in good working order) with respect to Endo Handpieces presently on hand at PLC prior to purchasing any such parts (or equivalents thereof) from any other person. PLC’s inventory of these parts is listed on Schedule 2.4 attached hereto.

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ARTICLE III

Obligations of PLC

Section 3.1.            Labeling of Laser Power Sources.   PLC shall and PLC Parent shall cause PLC to provide and to assume regulatory responsibility for all finished Model 3 Laser Power Source-related labeling such that it complies with all applicable laws and regulations in the United States and the European Union during the term of this Agreement. All labeling for Model 3 Laser Power Sources shall include the statement “Distributed by Edwards Lifesciences LLC, Manufactured by PLC Medical Systems, Inc” or, if applicable, a similar statement reflecting the appropriate Edwards entity in a given jurisdisction (provided that upon reasonable notification from Edwards following registration of the Model 3 Laser Power Source with Edwards’ notified body, such label shall include the alternative statement “Manufactured for Edwards Lifesciences LLC by PLC Medical Systems, Inc.”)  For all countries of the Territory excluding the United States and the countries of the European Union, Edwards shall provide to PLC camera-ready labels in compliance with all regulatory requirements related to such labeling for Model 3 Laser Power Sources to be sold in such countries, which shall be affixed to Model 3 Laser Power Sources by PLC. PLC shall label, as appropriate and in accordance with applicable laws and regulations, Model 3 Laser Power Sources to be sold in the United States or in any country of the European Union.

Section 3.2.            Manufacturer’s Warranty.

(a)   PLC shall, and PLC Parent shall cause PLC to, provide the manufacturer’s warranty described in this Section 3.2 to Edwards on all New Model 3 Laser Power Sources for a period (the “New Laser Warranty Period”) consisting of the earlier of (i) [**] from the date of delivery of the Laser Power Source by Edwards to its customer, or (ii) [**] from the date of shipment from PLC to Edwards of such Laser Power Source. Such Laser Power Sources must be delivered to PLC for repair or replacement for this warranty to be valid and enforceable. PLC shall, and PLC Parent shall cause PLC to, provide the manufacturer’s warranty described in this Section 3.2 to Edwards with respect to the new functionality provided by the retrofit activities described in Section 2.1(a) above on all Retrofitted Model 3 Laser Power Sources for a period (the “Retrofitted Laser Warranty Period”) consisting of [**] from the date of shipment from PLC to Edwards of such Retrofitted Laser Power Source.

(b)   Subject to the restrictions in (c) below, PLC warrants to Edwards that all New Model 3 Laser Power Sources shall be free from defects in materials

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and workmanship under normal use and service during the New Laser Warranty Period (other than materials and workmanship provided by Edwards or its Affiliates). Subject to the restrictions in (c) below, PLC warrants to Edwards that the new functionality installed on Retrofitted Model 3 Laser Power Sources shall be free from defects in materials and workmanship under normal use and service during the Retrofitted Laser Warranty Period (other than materials and workmanship provided by Edwards or its Affiliates). PLC shall repair or replace such defective Laser Power Source at its reasonable option during the applicable Laser Warranty Period, at its own cost and expense. PLC shall pay all costs associated with shipping and transportation of the defective part or Laser Power Source if said defect appears during the applicable Laser Warranty Period. Notwithstanding the previous sentence PLC shall not be responsible for any shipping and transportation costs for any parts or Laser Power Sources that are not covered by the manufacturer’s warranty described in this Section 3.2, and Edwards shall pay, or reimburse PLC for, all such shipping and transportation costs. For any product failure that appears after the expiration of the applicable Laser Warranty Period, Edwards shall pay PLC for all usual and reasonable charges of PLC to repair or replace such product failure including any shipping and transportation costs, if Edwards elects to have such product failure repaired by PLC, in which case PLC shall in a timely manner repair or replace such defective Laser Power Source.

(c)   The warranties described in Section 3.2(a)-(b) shall not cover failure due to negligence, accident, deliberate abuse, misuse, nor improper storage, installation and/or maintenance, nor components supplied by Edwards. Any use of a Laser Power Source inconsistent with such Laser Power Source’s operating instructions and any modifications made to such Laser Power Source shall void such warranty in its entirety. Such warranty does not cover any Laser Power Source which has been altered, serviced, repaired or changed in any manner whatsoever by anyone other than PLC, or an authorized service representative of PLC, provided, however, that such warranty shall not be voided by proper installation of such Laser Power Source.

Section 3.3.            Insurance.

(a)   PLC shall and PLC Parent shall cause PLC to obtain and keep in force during the term of this Agreement product liability insurance coverage in an amount not less than $10,000,000, and from an insurer rated A- or better by A.M. Best Company and in a form reasonably acceptable to Edwards. During the term of this Agreement and for a period of [**] following the expiration or termination of this Agreement, such insurance coverage shall evidence Edwards and all of its Affiliates that sell Laser Power Sources manufactured by PLC as additional insured entities and shall provide for written notification to Edwards by the insurer not less than 30 days prior to cancellation, expiration or modification. PLC shall and PLC

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Parent shall cause PLC to provide a certificate of insurance evidencing compliance with this Section 3.3(a) to Edwards within 30 days of the date hereof.

(b)   Edwards shall maintain product liability insurance in an amount not less than $10,000,000 and from an insurer rated A- or better by A.M. Best Company during the term of this Agreement. During the term of this Agreement and for a period of [**] following expiration or termination of this Agreement, such insurance coverage shall evidence PLC and all of its Affiliates that manufacture Laser Power Sources as additional insured entities and shall provide for written notification to PLC by the insurer not less than 30 days prior to cancellation, expiration or modification. Edwards shall provide PLC with a certificate of insurance evidencing compliance with this Section 3.3(b) within 30 days of the date hereof.

Section 3.4.            Production of User Manuals.   PLC shall produce all English language user manuals for the Model 3 Laser Power Sources and such other language user manuals for the Model 3 Laser Power Sources as Edwards directs PLC to produce for the European Union, provided, however, that Edwards shall provide, at no cost to PLC, translation of all such user manuals and all end user interface menus that are not in English.

Section 3.5.            Costs and Expenses.   PLC shall and PLC Parent shall cause PLC to bear all the costs and expenses associated with PLC’s obligations set forth in this Agreement.

Section 3.6.            Legal Requirements.   PLC and Edwards undertake to comply with all applicable Legal Requirements and all applicable regulations of any Public Authority having jurisdiction over the manufacturing, storage, import, export, handling or sale of Model 3 Laser Power Sources and materials or related to obtaining and maintaining legal approval for the manufacture, storage, import, export, handling, marketing and sale of Model 3 Laser Power Sources. PLC shall manufacture each Model 3 Laser Power Source pursuant to the specifications agreed to with Edwards and in accordance with all applicable Legal Requirements for the United States and the European Union. Notwithstanding the foregoing, the parties agree that PLC shall not be responsible for conducting any pre-clinical or clinical studies or for obtaining any approvals in connection with the storage, import, export, handling, marketing or sale of Laser Power Sources. PLC acknowledges that it is familiar with and shall abide by QSR/ISO.

Section 3.7.            Facilities.   Model 3 Laser Power Sources shall be manufactured by PLC at its facility at Franklin, MA, or such other facility as may be reasonably determined by PLC and communicated to Edwards in writing. PLC represents and warrants that Model 3 Laser Power Sources shall only be

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manufactured at a facility which has been qualified by all applicable Public Authorities for the manufacture of such Laser Power Sources. Upon request by Edwards, PLC shall provide to Edwards copies of the relevant licenses and permits with respect to all such facilities.

Section 3.8.            Inspection.   Upon the reasonable request of Edwards, PLC shall permit duly authorized employees of Edwards and, with the consent of PLC (not to be unreasonably withheld), other representatives of Edwards, to inspect the facilities or its contract facilities, procedures and capabilities to insure continued compliance with this Agreement and applicable Legal Requirements; provided that PLC may, in its sole discretion, refuse to grant access to any areas of its facilities or manufacturing records to the extent that such access would jeopardize the confidentiality of any of PLC’s or any third party’s proprietary technology not related to this Agreement.

Section 3.9.            Adverse Experience Reporting.   During and after the Term of this Agreement, each Party shall notify the other Parties in a reasonably timely fashion, or sooner if required by law, of any information on any Complaint (howsoever obtained and from whatever source) associated with the clinical uses, studies, investigations, testing and marketing of Laser Power Sources. Each Party shall provide the Other Party with reasonable assistance in investigating Complaints. Each Party shall further notify the other Parties immediately of any information received regarding any threatened or pending action by any Public Authority, which may affect the safety and effectiveness claims of any Laser Power Source. Nothing contained herein shall be construed as restricting any Party’s right to make a timely report of such matter to any Public Authority or take other action that it deems to be appropriate or required by applicable Legal Requirements.

Section 3.10.          Records.    All technical records relating to the manufacturing of any Laser Power Source by or on behalf of PLC shall be retained (i) in accordance with PLC’s internal policies, a copy of which has been provided to Edwards, or, if greater,  (ii) for the period required by any applicable Legal Requirements.

Section 3.11.          Recall.   The Parties hereto shall observe at all times all Legal Requirements in order to maintain an effective system for the recall from the market of Model 3 Laser Power Sources. Notwithstanding anything herein to the contrary, if either PLC or Edwards deems it necessary to effect a recall of any Model 3 Laser Power Source, it shall give the other Party reasonable notice of the circumstances of such intended recall and an appropriate time to discuss and agree on such intended recall. All costs of the recall shall be borne by the party at fault, e.g., PLC shall pay for a recall due to the Model 3 Laser Power Source not being manufactured under the QSR or if the Model 3 Laser Power Source does not meet

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specifications upon release from PLC, and Edwards shall pay for a recall due to the Model 3 Laser Power Source not being stored or installed under the QSR or if Edwards provides PLC with false or misleading labeling. Where a violation of the law occurs that is not the fault of either PLC or Edwards, e.g., the Model 3 Laser Power Source is mishandled in a shipment by a common carrier, then PLC and Edwards shall share the cost of the recall equally. In the event that agreement cannot be reached on effecting the recall within five (5) business days, the Party who desires, in its reasonable judgment, to effect the recall may do so. The other Party or Parties shall take no action contrary to the recall and shall cooperate fully with the Party effecting the recall.

Section 3.12.          Transfer of Regulatory Approvals.   In connection with this Agreement and the transactions contemplated hereby, PLC shall, to the extent permitted by applicable Legal Requirements, transfer to Edwards within thirty (30) days of the date hereof, all regulatory approvals held by PLC for Laser Power Sources, including without limitation, all approvals and supporting documentation for the sale of Laser Powers Sources in the United States and, to the extent existing, Canada, Europe and any other jurisdictions, including all of the following:  (i) all documentation in support of 510(k) Pre-Market Notification regulatory clearance(s) under 21 C.F.R. 807, and (ii) all documentation in support of CE Mark(s) for the Laser Power Sources, including, without limitation, in the case of (i) and (ii): all (A) submissions and related correspondence with the FDA or applicable notified body, (B) technical files, (C) justifications to file, (D) documentation to file, (E) engineering supporting documentation, (F) engineering change requests, (G) laser product reports, laser supplemental reports, laser abbreviated reports and laser annual reports, and (H) and any other relevant documentation in support of these regulatory clearances. Except as set forth on Schedule 3.12 hereto, PLC hereby represents and warrants that the approvals and documentation with respect to the 510(k) Pre-Market Notification are current with respect to the Model 3 Laser Power Source through the specifications set forth in Exhibit A. PLC hereby covenants to perform its obligations described on Schedule 3.12 within thirty days after the date hereof.

ARTICLE IV

Purchase Arrangements

Section 4.1.            Purchaser Orders; Product Quantities.   Edwards shall provide an updated twelve (12) month forecast (the “Forecast”) for Laser Power Sources on or before the first day of the month preceding each calendar quarter. The Forecast is non-binding and will be used for planning purposes only, except for the first two (2) quarters within each Forecast (the “Firm Forecast”). The Forecast for the first quarter within the Firm Forecast cannot be changed and the forecast for the second quarter within the Firm Forecast cannot be decreased by more than [**]

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percent ([**]%) when such forecasted amount for the second quarter rolls forward and becomes the forecasted amount for the first quarter. Edwards shall be obligated to purchase, and shall submit a purchase order to purchase not less than [**] percent ([**]%) of the quantities of Laser Power Sources as specified for the first quarter of the most recent Firm Forecast. Subject to the foregoing, Edwards shall determine in its sole discretion the quantity of Laser Power Sources it shall forecast and purchase and there shall be no minimum purchase requirements for any Laser Power Source. To the extent that the terms of any purchase order and the terms of this Agreement conflict, the terms of this Agreement shall control.

Section 4.2.            Placement of Orders.   All orders for Laser Power Sources submitted by Edwards shall be initiated by written purchase orders sent to PLC no later than the first day of the month preceding each calendar quarter, which purchase orders shall specify the desired delivery date (which shall not be later than 10 days before the end of a calendar quarter) and the Edwards Facility as the location for delivery in accordance with Section 5.3. Quarterly purchase orders submitted to PLC by Edwards will indicate the quantity of Laser Power Sources to be delivered for each month of the quarter, provided, however, the quantity for any individual month shall in no case be less than [**]% of the total to be delivered for the entire quarter. There shall be no upper limit on the quantity of Laser Power Sources Edwards may order in a quarter, provided, however, PLC will have no liability under this Agreement for failure to deliver, in a timely manner, any amount of Product in excess of [**]% of the quantity most recently forecasted pursuant to Section 4.1 for the quarter. PLC shall use commercially reasonable efforts to deliver Laser Power Sources on the agreed upon delivery dates set forth in accepted purchase orders, but, in any event, shall make all deliveries within ten days of the agreed upon delivery dates set forth in accepted purchase orders.

Section 4.3.            PLC License.   PLC hereby grants to Edwards and its Affiliates a non-exclusive license (the “PLC License”), in the Territory, to all intellectual property owned by or licensed to PLC, to the extent sublicensable without cost to PLC, that PLC uses to develop, make or have made Laser Power Sources for Edwards, including, without limitation, the right to use PLC’s manufacturing methods to manufacture Laser Power Sources (including all necessary trade secrets, technical know-how and other intellectual property of PLC) (collectively, the “PLC Laser Power Source Intellectual Property”), to make, have made, import, sell, market, or offer for sale, Laser Power Sources in the Field of Use that but for the license granted in this Section 4.3 would infringe or misappropriate PLC Intellectual Property. Edwards covenants not to exercise the license granted under this Section 4.3 unless (i) a Supply Breach as described in Section 4.4 by PLC occurs, or (ii) PLC is not selected to engineer or supply Laser Power Sources pursuant to Section 2.2 above (each, an “Escrow Release Event”); provided, however, that in the event of an Escrow Release Event resulting from the failure of

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PLC to be selected to provide engineering services pursuant to Section 2.2(a), such license shall be for the limited purpose of enabling the person so selected to provide such engineering services. Edwards agrees to require any licensee or sublicense of PLC Laser Power Source Intellectual Property to enter into a confidentiality agreement that protects the PLC Laser Power Source Intellectual Property with the same degree of care that Edwards uses to protect its own comparable confidential information; provided that PLC shall be expressly named therein as a third party beneficiary of such agreement.

Section 4.4.            Failure to Supply.

(a)   In the event PLC (in each case, a “Supply Breach”):  (i) refuses (including a failure to respond in a reasonably timely matter to a written inquiry, excluding a purchase order) to timely supply the Laser Power Source in accordance with a timely issued purchase order that conforms to all the applicable requirements of this Agreement or (ii) subject to the limits set forth in Section 4.1 and 4.2, fails twice in any twelve (12) month period to timely supply Edwards with at least [**] percent ([**]%) of the quantity of the Laser Power Sources forecasted for the first calendar quarter of any rolling Forecast (provided that Edwards orders at least [**] percent ([**]%) of such forecasted quantity), Edwards shall have the right to use the PLC License granted above under Section 4.3. Notwithstanding the foregoing, any Supply Breach under Section 4.4(ii) above shall be excused if such failure to supply is the direct result of (i) the failure of Edwards to timely supply the necessary quantity of laser diodes, optics blocks or any other required Edwards supplied material to PLC within the specified lead times necessary for PLC to timely manufacture the quantity of product requested on Edwards purchase order; or (ii) the failure of another PLC supplier to supply an adequate quantity of materials for the Laser Power Sources through no fault of PLC, and where PLC has exercised commercially reasonable efforts to find an alternative source of supply for such materials.

(b)   In the event of an Escrow Release Event, the escrow described in Section 4.5 shall be released and Edwards may exercise the license granted pursuant to Section 4.3.

Section 4.5.            Technology Escrow and Transfer.   PLC shall place the PLC Laser Power Source Intellectual Property in a technology escrow arrangement with Iron Mountain. The information placed in escrow by PLC shall include all trade secrets, know-how, and other intellectual property to allow Edwards to manufacture the Laser Power Source (subject to Section 4.4(b)) in the manner manufactured by PLC immediately prior to Edwards exercise of the rights under the license granted under Section 4.3. PLC shall refresh the escrow in a prompt and timely manner with any new innovations or know-how developed or acquired by

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PLC that relate to the Laser Power Sources. Edwards shall have the right to periodically assess PLC’s compliance with PLC’s obligations under this section. All escrow fees shall be paid by Edwards. In the event of an escrow release, (i) PLC shall provide Edwards with training in the use of the know-how and such other assistance as is reasonably required to enable Edwards to manufacture the Laser Power Source in the manner manufactured by PLC immediately prior to the exercise of such rights by Edwards, and (ii) PLC shall transfer to Edwards at no cost to Edwards all movable assets used by PLC that are dedicated exclusively to manufacture the Laser Power Source, in order to enable Edwards to manufacture the Laser Power Source in the manner manufactured by PLC immediately prior to the exercise of such rights by Edwards.

ARTICLE V

Pricing, Shipping, Payment

Section 5.1.            Retrofitted Model 3 Laser Power Source.   Edwards shall pay $[**] to retrofit each of the Retrofitted Model 3 Laser Power Sources in accordance with the Universal Functionality Specifications currently attached hereto as Schedule 2.1(a), plus shipping and insurance costs incurred in connection with the shipment of such Model 3 Laser Power Source to PLC for retrofitting and the shipment of such Model 3 Laser Power Source by PLC to Edwards upon completion of such retrofitting. Except as set forth in Section 3.2 above, in the event that Retrofitted Model 3 Laser Power Sources require repair or other work beyond retrofitting in accordance with the Universal Functionality Specifications currently attached hereto as Schedule 2.1(a) (including as a result of damage during shipment to PLC, provided that such damage is not caused by PLC), PLC shall charge Edwards its then standard rates for such work, or as otherwise agreed to by PLC and Edwards.

Section 5.2.            New Model 3 Laser Power Source.   Edwards shall purchase the New Model 3 Laser Power Source from PLC for $[**] (the “New Model 3 Laser Transfer Price”); provided, however, that Edwards shall provide laser diodes and optics blocks to PLC for timely incorporation by PLC into each Laser Power Source. These laser diodes and optics blocks shall be provided by Edwards to PLC at no cost to PLC. The New Model 3 Laser Transfer Price shall be for the purchase of a Laser Power Source meeting the Universal Functionality Specifications currently attached hereto as Schedule 2.1(a) and shall be subject to increase in accordance with the “proviso” clause of the last sentence of Section 2.1(b). Except as set forth in Section 3.2 above, in the event that a New Model 3 Laser Transfer requires repair or other work (including without limitation post-delivery retrofitting), PLC shall charge Edwards its then standard rates for such work, or as otherwise agreed to by PLC and Edwards.

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Section 5.3.            Shipping; Taxes.   PLC shall deliver Products directly to Edwards. Except as set forth in Section 5.1, all prices for Laser Power Sources shall be F.O.B. to a single facility of Edwards located in the United States, as designated in writing by Edwards (“Edwards Facility”), which Edwards Facility may be changed to another facility in the United States by Edwards upon advance written notice to PLC. The prices will not include any federal, state or local sales, use, excise or value added tax that may be applicable. If PLC has the legal obligation to collect such taxes, the appropriate amount shall be added to Edwards’ invoice and paid by Edwards unless Edwards provides PLC with a valid tax exemption certificate authorized by the appropriate taxing authority. PLC shall ship Laser Power Sources using the method of transportation reasonably determined by PLC. Except as set forth in Section 5.1 above, in all cases, title, risk of loss and all responsibility for transportation, insurance and storage shall pass from PLC to Edwards upon transfer of finished Laser Power Sources from PLC to the Edwards Facility and after such transfer PLC shall promptly issue an invoice related thereto to Edwards.

Section 5.4.            Payment.   Full payment shall be made by Edwards to PLC within sixty (60) days from the invoice date which shall be the shipping date for Laser Power Sources to Edwards. In the event Edwards fails to timely pay more than four (4) invoices in any twelve month period, then payment shall be due to PLC under this Section 5.4 within thirty (30) days from such invoice date.

ARTICLE VI

Termination;

Section 6.1.            Immediate Termination.   This Agreement may be terminated by either Edwards or PLC immediately in the event (a) of any breach by the other Party of Section 3.3; (b) of any material breach by the other Party remaining uncured 60 days after written notice containing details of the breach has been delivered to the other Party; or (c) that the other Party shall file for protection from its creditors under any applicable Bankruptcy or insolvency laws, shall make an assignment for the benefit of creditors, or shall have a receiver appointed for its property.

Section 6.2.            Effect of Termination.   Within thirty (30) days of  expiration or early termination of this Agreement, PLC and PLC Parent shall return all Confidential Information of Edwards, and vice versa, in its possession or under its control unless otherwise provided for in this Agreement.

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ARTICLE VII

Warranties and Indemnification

Section   7.1.   Warranties.   PLC warrants that (a) it possesses good and marketable title to all Laser Power Sources sold to Edwards under this Agreement upon delivery to Edwards of such Laser Power Sources; and (b) at the time of delivery, each Laser Power Source will conform to its specifications and will operate according to the indications described in its labeling; and (c) it complies and will continue to comply with all applicable laws and regulations of the United States and the countries of the European Union with respect to Model 3 Laser Power Sources. Edwards warrants that it complies and will continue to comply with all applicable laws and regulations of the Territory with respect to Laser Power Sources and the sale thereof.

(a)   EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY OF THE TRANSACTION DOCUMENTS, PLC AND ITS THIRD PARTY LICENSORS AND SUPPLIERS EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS, CONDITIONS, GUARANTEES OR UNDERTAKINGS OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(b)   EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY OF THE TRANSACTION DOCUMENTS, EDWARDS AND ITS THIRD PARTY LICENSORS AND SUPPLIERS EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS, CONDITIONS, GUARANTEES OR UNDERTAKINGS OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 7.2.   Indemnification by PLC.   PLC and PLC Parent shall indemnify and hold harmless Edwards, its officers, directors, shareholders, employees, parents, successors, Affiliates, assigns, in each case, from and against any and all costs or expenses (including, without limitation, reasonable attorneys’ fees, and the reasonable out-of-pocket expenses of testifying and preparing for testimony and responding to document and other information requests, whether or not a party to such litigation), judgments, fines, losses, claims (whether or not meritorious) and damages (collectively, “Damages”), as incurred, to the extent they relate to, arise out of or are the result of (i) the manufacture by PLC of any Laser Power Sources (except to the extent attributable to components supplied by Edwards); (ii) the design of any Laser Power Sources or component of Laser Power Sources not developed exclusively by Edwards except to the extent designed and

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built in accordance with the specifications provided by Edwards or attributable to the components supplied by Edwards; (iii) the failure of Laser Power Sources to satisfy any warranty made by PLC; (iv) PLC failing to perform any of its covenants and responsibilities under this Agreement or any breach by PLC of any representation or warranty; and (v)  PLC’s gross negligence, willful misconduct or fraud in the development, labeling, supply and manufacture of Laser Power Sources by PLC.

Section 7.3.   Indemnification by Edwards.   Edwards shall indemnify and hold harmless PLC, its officers, directors, shareholders, employees, parents, successors, Affiliates and assigns, in each case, from and against any and all Damages, as incurred, to the extent they relate to, arise out of or are the result of (i) the specifications of the Laser Power Sources provided by Edwards; (ii) the sale by Edwards of any Laser Power Sources or any other product or service not provided by PLC hereunder except to the extent Edwards is indemnified by PLC; (iii) Edwards failing to perform any of its covenants and responsibilities under this Agreement or any breach by Edwards of any representation or warranty; and (iv) Edwards’ gross negligence, willful misconduct or fraud in the promotion and sale of Laser Power Sources or other product or service by Edwards.

Section 7.4.   Indemnification Procedures.   The Party seeking indemnification (the “Indemnified Party”) pursuant to this Article VII shall promptly notify the indemnifying party (the “Indemnifying Party”), in writing, of such claim describing such claim in reasonable detail, provided that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless and only to the extent it is actually prejudiced thereby. In the event that such claim involves a claim by a third party against an Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing (but reasonably acceptable to the Indemnified Party) and at its own expense, the settlement or defense thereof unless (i) the Indemnifying Party is also a party to the proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such proceeding, and provide indemnification with respect thereto, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith, provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by it, and provided further that the fees and expenses of such counsel shall be borne by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise any action, unless such settlement or compromise includes an unconditional release of the Indemnified Party. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified

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Party shall have the right to contest, settle or compromise the claim but shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Article VII, including, but not limited to, providing the other Party with reasonable access to employees and officers (including as witnesses) and other information. The remedies provided in this Article VII will not be exclusive of or limit any other remedies that may be available to the Indemnified Parties.

Section 7.5.   Limitations on Liability.   NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR THE OTHER PARTY’S AFFILIATES FOR ANY INCIDENTAL, PUNITIVE, SPECIAL, MULTIPLE OR INDIRECT OR CONSEQUENTIAL DAMAGES, HOWEVER CHARACTERIZED, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR BUSINESS OPPORTUNITIES, ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT OR ITS EARLY TERMINATION. IRRESPECTIVE OF WHETHER SUCH LIABILITY IS ASSERTED IN TORT OR CONTRACT AND IRRESPECTIVE OF WHETHER THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ALL REMEDIES OF THE PARTIES SHALL BE LIMITED TO ACTUAL DIRECT DAMAGES.

ARTICLE VIII

Trademarks and Confidentiality; Intellectual Property Rights

Section 8.1.   Trademarks.   Subject to PLC’s consent, which consent shall not be unreasonably, withheld, delayed or conditioned, Edwards shall have the right to indicate to the public that it is an authorized distributor of Laser Power Sources and, at Edwards’ election, to market and sell Laser Power Sources under any trademarks, service marks and trade names that PLC adopts from time to time. Edwards shall state and confirm in all advertising and promotional literature that its use of PLC’s trademarks, service marks and trade names is pursuant to a license from PLC and shall identify PLC as the owner of such marks and names and any proprietary rights. Edwards shall not alter, obscure or remove any trademarks, service marks or trade names of PLC which are contained on or in or affixed to Laser Power Sources at the time of shipment. Edwards shall not use any trademarks, service marks or trade names of PLC in connection with any business conducted by Edwards other than dealing with Laser Power Sources in accordance with the terms of this Agreement. Edwards agrees that its use of the trademarks, service marks and

18

trade names of PLC shall not create in its favor any right, title or interest therein and acknowledges PLC’s exclusive right, title and interest thereto. Edwards agrees that it will not use, without PLC’s prior written consent, any mark which is similar to or is likely to be confused with any trademarks, service marks or trade names of PLC. In order to comply with PLC’s quality control standards, Edwards shall:  (i) not modify any of PLC’s trademarks, service marks or trade names in any way; (ii) use PLC’s trademarks, service marks or trade names in compliance with all applicable laws and regulations; and (iii) upon 30 days written notice, accord PLC the right to inspect during normal business hours, Edwards’ or its Affiliates facilities used in connection with efforts to promote and sell the Laser Power Sources in order to confirm that Edwards’ use of any of PLC’s trademarks, service marks or trade names is in compliance with this Section 8.1. Edwards’ rights to use the trademarks, service marks and trade names of PLC as set forth in this Section 8.1 shall terminate upon termination or expiration of this Agreement.

Section 8.2.   Confidential Information.   In order to avoid disclosure of confidential and proprietary information to any other person, firm or corporation, the Parties agree that each will treat any such information which is received from one another in writing and clearly marked as “Confidential” or if disclosed orally, which is confirmed in writing as “Confidential” within thirty (30) days of initial disclosure, with the same degree of care that each employs with respect to its own information which it does not desire to have published or disseminated. It is understood that each Party shall be liable for any unauthorized disclosure should it fail to safeguard the disclosed information with such care. This obligation shall survive the termination or expiration of this Agreement. The Parties shall not have any obligation with respect to such information which is:

(a)   independently developed by the receiving Party without the benefit of the disclosure or is already known to the receiving Party at the time of the disclosure;

(b)   publicly known or becomes publicly known without the wrongful act or breach of this Agreement by the receiving Party;

(c)   rightfully received by the receiving Party from a third-party who is not under any obligation of confidentiality or trade secret obligation to the originating Party;

(d)   is already known to the receiving Party at the time of the disclosure; or

(e)   is disclosed by the receiving Party with the written approval of the originating Party.

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ARTICLE IX

MISCELLANEOUS

Section 9.1.   Relationship.   The relationship of Edwards and PLC established by this Agreement is of independent contractors and not agents (except as set forth in Section 2.1), and nothing in this Agreement shall be construed:

(a)   To give PLC or PLC Parent the power to direct or control the daily activities of Edwards, or vice versa, beyond the obligations imposed on Edwards and PLC, respectively, by this Agreement;

(b)   To constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in joint undertaking; or

(c)   To allow either PLC or PLC Parent to create or assume any obligation on behalf of Edwards, or vice versa, for any purpose whatsoever. The purchase, promotion, and resale of, or any other legal transactions concerning Laser Power Sources hereunder shall be carried out in the name of and for the account of Edwards as principal, and Edwards shall not enter into any agreement with third persons binding in any way on PLC or PLC Parent.

Section 9.2.   No Conflict.   Each Party represents and warrants to the other Parties that it is not subject to any contractual obligation or restraint which will materially interfere with its right and ability to perform pursuant to the terms of this Agreement.

Section 9.3.   Governing Law.   This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401, 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

Section 9.4.   Escalation.   Edwards and PLC (and/or PLC Parent) will attempt in good faith to resolve expeditiously any dispute, claim or controversy arising out of or relating to this Agreement (the “Dispute”) promptly by negotiations between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the administration of this Agreement. Either Party may give the other Party, written notice (the “Escalation Notice”) of any Dispute not resolved in the normal course of business. Within 15 days after delivery of the Escalation Notice, the Party in receipt of the Escalation Notice shall submit to the other a written response. The Escalation

20

Notice and the response thereto shall include (a) a statement of each Party’s position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within 30 days after delivery of the Escalation Notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one Party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. The Parties shall attempt to resolve any Dispute pursuant to the procedure set forth in this Section 9.4 for a period up to 60 days from the date of delivery of the Escalation Notice before resorting to other available remedies; provided, however, nothing contained in this Section 9.4 shall prevent any Party from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to it or to others. The use of the procedure set forth in this Section 9.4 will not be construed under the doctrine of laches, waiver or estoppel to affect adversely any Party’s right to assert any claim or defense.

Section 9.5.   Jurisdiction and Consent to Service.   In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the Parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement shall be brought solely in the state or federal courts of New York; (b) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agree that service of any court paper in any such suit, action or proceeding may be made in any manner as may be provided under the applicable laws or court rules governing service of process in such court. The foregoing shall not apply to actions for injunctive relief, as to which such jurisdiction shall be non-exclusive.

Section 9.6.   Notices.   All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 9.6 (or in accordance with the latest unrevoked written direction from such Party), (ii) if by certified mail, four (4) business days after mailing or (iii) if given by facsimile when such facsimile is transmitted to the fax number specified in this Section 9.6 (or in accordance with the

21

latest unrevoked written direction from such Party), provided the appropriate confirmation is received.

To PLC:

PLC Systems Inc.
10 Forge Park
Franklin, MA  02038
Attention:  Chief Executive Officer
Fax:  (508) 541-7990

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA  02109
Attention:  Jeffrey A. Stein, Esq.
Fax:  (617) 526-5000

To Edwards:

Edwards Lifesciences LLC
One Edwards Way
Irvine, California 92614
Attention:  General Counsel
Fax:  (949) 250-6850

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California  90071-3144
Attention:  Joseph J. Giunta, Esq.
Fax:  (213) 687-5600

Section 9.7.   Interpretation.   When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a specific Schedule, such reference shall be deemed to include, to the extent applicable, all the other Schedules. The table of contents, table of definitions, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  All

22

accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

Section 9.8.   Severability.   In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefore of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

Section 9.9.   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that the Parties need not sign the same counterpart.

Section 9.10.   Entire Agreement; No Third Party Beneficiaries.   This Agreement, including all schedules and exhibits hereto, by and among the Parties hereto,

(a)   constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the Parties, whether oral or written, with respect to the subject matter hereof, other than the Termination Letter; and

(b)   shall be binding upon and shall inure to the benefit of each of the Parties hereto and thereto and their respective successors and permitted assigns and is not intended to confer any rights, remedies or benefits on any Persons other than as expressly set forth in this Section 9.10.

Section 9.11.   Amendments and Modifications; Waivers and Extensions.

(a)   No amendment, modification or termination of this Agreement shall be binding upon any other Party unless executed in writing by the Parties hereto intending to be bound thereby.

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(b)   Any Party to this Agreement may waive any right, breach or default which such Party has the right to waive; provided that such waiver will not be effective against the waiving Party unless it is in writing, is signed by such Party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No failure or delay in exercising any right, power or privilege hereunder shall be deemed a waiver or extension of the time for performance of any other obligations or acts nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.12.   Assignment.   Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned or delegated by any of the Parties hereto without the prior written consent of PLC or Edwards, as the case may be, which may be withheld in its sole discretion except that Edwards may assign all its rights and obligations to any direct or indirect wholly-owned or consolidated subsidiary of Edwards Lifesciences Corporation, provided, however, any Party may assign this Agreement and all rights, duties or obligations hereunder in connection with the sale of more than 51% of the outstanding capital stock of such Party in one or more related transactions, a merger or the transfer of all or substantially all the assets to which this Agreement relates. Any attempted assignment or delegation of rights, duties or obligations hereunder in contravention hereof shall be void and of no effect.

Section 9.13.   Schedules.   Each of the schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

Section 9.14.   Expenses.   Except as otherwise provided in this Agreement, each Party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representations, counsel and accountants.

Section 9.15.   No Consequential or Punitive Damages.   If any Party claims any breach of this Agreement by the other Party or otherwise becomes dissatisfied with any matter relating hereto or arising herefrom, it shall have no right to seek consequential or punitive damages and each Party hereby waives any right it may have to seek such punitive or consequential damages.

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Section 9.16.   Force Majeure.   Notwithstanding anything to the contrary contained in this Agreement, no liability or loss of rights hereunder shall result to any Party from delay or failure in performance (other than payment) caused by governmental restrictions (excluding any regulatory actions taken by the FDA or similar bodies), war, acts of terrorism, commotions, riots, strikes, lockouts and acts of God such as fire, flood or other similar causes that are beyond the control of the parties (each a “Force Majeure Event”). Except to the extent caused by the foregoing, Force Majeure Events shall not include shortage of labor, lack of or inability to obtain materials, fuel or supplies (unless caused solely by priorities, restrictions or allocations imposed by governmental authority), or any other industrial disturbance.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PLC SYSTEMS INC.

By:	/s/ James G. Thomasch
Name:	James G. Thomasch
Title:	Senior Vice President and Chief Financial Officer

PLC MEDICAL SYSTEMS, INC.

By:	/s/ James G. Thomasch
Name:	James G. Thomasch
Title:	Senior Vice President and Chief Financial Officer

EDWARDS LIFESCIENCES LLC

By:	/s/ John H. Kehl, Jr.
Name:	John H. Kehl, Jr.
Title:	Corporate Vice President, Strategy and Business Development

Exhibit A

Laser 3 Power Source Specifications

Optiwave 980™ Laser Console

System Requirements

(based upon Minnetronix # DP-0001-45-1 Rev 002-a)

Mike Adams	/s/ Michael Adams	6/3/05
New Ventures (Print)	New Ventures (Signature)	Date

Ken Luppi	/s/ Ken Luppi	6/3/05
Operations (Print)	Operations (Signature)	Date

Debbie Quigley	/s/ Debbie Quigley	6/7/05
Clinical (Print)	Clinical (Signature)	Date

Dori Boermeester	/s/ Dori Boermeester	6/6/05
Quality Assurance/Regulatory (Print)	Quality Assurance/Regulatory (Signature)	Date

Mark Tauscher	/s/ Mark Tauscher	6/7/05
Marketing/Sales (Print)	Marketing/Sales (Signature)	Date

1  Introduction
Section Heading                                  Version: 1.4              (SYSREQ35557)

1.1  Scope
Section Heading                                  Version: 5.0              (SYSREQ35558)

This specification describes the functional and performance requirements of the Optiwave 980™ Laser Console (console). The console is intended for use with a fiber delivery device to deliver 980 nm laser energy for surgical treatment. This document comprises the full set of requirements for the console and is intended for internal use only, for review and reference by development and product support teams.

This document contains both system requirements and development guidelines. System requirements are denoted as such in section headings and will be tested against during verification testing. Development guidelines in this document include all sections denoted as guidelines, references, targets, or overviews and will not specifically be addressed by system verification testing.

1.2  Glossary
Background Info                                  Version: 10.0              (SYSREQ35562)

Delivery Device: [**]

Laser Console (console): [**]

Laser System (system): [**]

Wavelength: [**]

Laser product: [**]

Low OH: [**]

Numerical Aperture (NA): [**]

UI: [**].

Thermal Safety System (TSS): [**].

Optical Path: [**]

Endocardial:  [**]

Epicardial:  [**]

Surgical:  [**]

Optic Block and Optic Module both refer to [**].

2  System Overview
Section Heading                                  Version: 1.4              (SYSREQ35563)

2.1  General Description
Background Info                                  Version: 6.0              (SYSREQ35564)

The console is intended for surgical treatment using photonic energy to form lesions at locations in the cardiac anatomy that may provide effective and appropriate conduction block. The system includes [**]

2.2  Basic System Configuration

Section Heading                                  Version: 1.5              (SYSREQ35565)

2.2.1  Block Diagram

Background Info                             Version: 2.3              (SYSREQ35566)

The diagram identifies [**]:

[**]

2.2.2  System Components

Background Info                           Version: 10.0              (SYSREQ35567)

The console includes the following basic functional block or components:

[**]

2.3  Useful Life
Design Guideline                                Version: 2.2               (SYSREQ35568)

The console’s useful life shall exceed [**]

3  System Requirements

Section Heading                                      Version: 3.3               (SYSREQ35569)

This section includes the functional and performance requirements for the console, i.e. what functions the system must perform and to what accuracy and/or precision those functions must be performed.

3.1  General Tolerances

Traceable Requirement                    Version: 1.3              (SYSREQ36453)

Unless otherwise specified, the default tolerance for specifications is [**]

This requirement traces TO SUBTST36070:  General Instructions

3.2  Laser Energy Generation

Section Heading                                Version: 1.5                 (SYSREQ35570)

3.2.1  Therapy Duration

Traceable Requirement                Version: 2.2                 (SYSREQ35571)

The console shall monitor therapy duration [**]

This requirement traces TO SUBREQ35920:  OIC Countdown Therapy Timer

This requirement traces TO SUBREQ35810:  UIC Countdown Therapy Timer

3.2.2  Output Power Monitor

Traceable Requirement                                  Version: 6.4              (SYSREQ35572)

The console shall include means for directly or indirectly monitoring output laser power from the console. Accuracy of the power monitoring shall be [**].

This requirement traces TO SUBTST36152:  Test Protocol 002 - Laser Power Regulation

3.2.3  Output Port

Traceable Requirement                                  Version: 2.2              (SYSREQ35573)

The laser output from the console shall be compatible with a standard SMA 905 optical connector.

This requirement traces TO SUBREQ35993:  Laser Output Port

3.2.4  Output Port NA

Traceable Requirement                                  Version: 1.8              (SYSREQ35574)

The output NA of the laser output port into the delivery fiber must be [**].

This requirement traces TO SUBREQ35926:  Output Port NA

3.2.5  Output Spot Size

Design Guideline                                  Version: 1.4                      (SYSREQ35575)

The theoretical/calculated output spot size of the laser output port into the delivery fiber must be [**].

The calculation used is:  [**].

3.2.6  Continuous Use

Traceable Requirement                           Version: 4.2                    (SYSREQ35576)

The console shall be capable of operating at full laser output power continuously for the following duty cycles. These duty cycles represent one procedure.

[**]

[**]

This requirement traces TO SUBTST36157:  Test Protocol 006 - Continuous Use

3.2.7  **LASER SHUTOFF**

Traceable Requirement                                  Version: 2.0              (SYSREQ35577)

When the laser is shutoff due to a normal or abnormal event, laser output must be reduced to [**].

Note: A Laser Shutoff event moves the laser from a READY or ACTIVE state to a STANDBY state.

This requirement traces FROM SYSREQ35622:  Device Response: Alarm

This requirement traces FROM SYSREQ35619:  Device Response: Alert

This requirement traces FROM SYSREQ35620:  System Alarms

This requirement traces FROM SYSREQ35616:  System Alerts

This requirement traces TO SUBREQ35922:  Laser Shutoff

3.2.8  Max Power Formula

Design Guideline                                  Version: 3.2              (SYSREQ35578)

The following formula should be used to determine if the total power the user has requested exceeds the console capability. Max Power is defined as the power delivered out the front of the optical block.

Max Delivered Power = [**]

Max Power = [**]

3.2.9  Redundant Power Monitoring

Critical Requirement                                  Version: 2.2              (SYSREQ35579)

The console shall monitor the laser output both [**].

This requirement traces TO SUBREQ35916:  Closed-Loop Laser Output Control

3.3  Safety Interlocks

Section Heading                                             Version: 1.5                  (SYSREQ35580)

3.3.1  Output Port Interlock

Critical Requirement                                  Version: 3.2                (SYSREQ35581)

The console shall require that an output fiber be inserted into the console’s laser output connector [**].

Note: The Output Port Interlock is also known as the Device Interlock.

This requirement traces TO SUBREQ35983:  Laser Enable Inputs

This requirement traces TO SUBREQ35981:  Output Port Interlocks

3.3.2  Remote Interlock

Traceable Requirement                                  Version: 3.2              (SYSREQ35582)

The console shall include a remote interlock input and the system shall require that the remote interlock be [**].

Note: The Remote Interlock is also known as the Door Interlock.

This requirement traces TO SUBREQ35983:  Laser Enable Inputs

This requirement traces TO SUBREQ35980:  Remote Interlock

3.3.3  Housing Interlock

Critical Requirement                                  Version: 3.2              (SYSREQ35583)

The console shall require that the console housing interlock be closed [**]

This requirement traces TO SUBREQ35979:  Housing Interlocks

3.4  IR Monitoring and Shut-off

Critical Requirement                                  Version: 8.0              (SYSREQ35584)

The console shall monitor [**]

This requirement traces TO SUBREQ35927:  IR Detector

This requirement traces TO SUBREQ35840:  Abort: Thermal Safety System Tripped

This requirement traces TO SUBREQ35983:  Laser Enable Inputs

3.4.1  Thermal Safety System

Critical Requirement                                  Version: 3.1              (SYSREQ35585)

The console shall perform a [**]

This requirement traces FROM SUBFMA36069:  User performs Therapy into Dustcap

This requirement traces TO SUBREQ35740:  Thermal Safety System BIT

3.4.2  Sampling Period

Traceable Requirement                                  Version: 2.1              (SYSREQ35586)

The console shall sample [**]

This requirement traces TO SUBTST36183:  Unit and Integration Tests

3.4.3  Output Port Shield

Traceable Requirement                                  Version: 6.0              (SYSREQ35587)

There will be an output port shield [**]

Note: The Output Port Shield is also known as a Dustcap.

This requirement traces TO SUBREQ36004:  Laser Output Port Shield

This requirement traces TO SUBREQ35740:  Thermal Safety System BIT

3.4.4  Delivery Device Replacement

Traceable Requirement                                  Version: 5.0              (SYSREQ35588)

The console shall require the user to replace the delivery device [**]

[**]

This requirement traces FROM SUBFMA36069:  User performs Therapy into Dustcap

This requirement traces TO SUBREQ35840:  Abort: Thermal Safety System Tripped

3.5  User Interface

Section Heading                                  Version: 1.6              (SYSREQ35589)

This requirement traces TO SYSREQ36986:  Laser State Transitions

3.5.1  Laser State Transitions

Background Info                                  Version: 1.3              (SYSREQ36986)

The following diagram describes the laser state transition.

This requirement traces FROM SYSREQ35589:  h User Interface

3.5.2  User Inputs

Section Heading                                  Version: 1.6              (SYSREQ35590

3.5.2.1  Input Checking

Critical Requirement                                  Version: 3.2              (SYSREQ35591)

All user inputs will be checked for validity. The user will not be allowed to proceed in the UI until invalid inputs are corrected.

This requirement traces TO SUBREQ35774:  Delivery Device Number Entry

This requirement traces TO SUBREQ35773:  Number Entry

This requirement traces TO SUBREQ35771:  Pick From List

3.5.2.2  Delivery Device Number

Section Heading                                  Version: 4.0              (SYSREQ35592)

This section describes the behavior of the Device Number. This number will be included with every completed delivery device.

3.5.2.2.1  Delivery Device Number Required

Critical Requirement                       Version: 4.0                   (SYSREQ35593)

The UI shall require that the user enter in the Delivery Device Number before applying therapy.

This requirement traces TO SUBREQ35774:  Delivery Device Number Entry

This requirement traces TO SUBREQ35791:  Required Fields

3.5.2.2.2  Delivery Device Number Format

Traceable Requirement                                  Version: 6.0              (SYSREQ35594)

The Delivery Device Number has the following format. The dashes are included to as an aid in remembering the number for ease of entry.

[**]

This requirement traces TO SUBREQ35795:  Checksum Algorithm

This requirement traces TO SUBREQ35793:  Delivery Device Number Format

This requirement traces TO SUBREQ35794:  Encyption Algorithm

3.5.2.2.3  Delivery Device Number History

Traceable Requirement                                  Version: 3.0              (SYSREQ35595)

The console shall keep track of the last [**]

This requirement traces TO SUBREQ35796:  Delivery Device Number Log

3.5.2.2.4  Prevent Reuse

Traceable Requirement                                 Version: 2.2              (SYSREQ35596)

A device number can be reused in any of following cases. In all other cases, the number cannot be reused.

•                  [**]

This requirement traces TO SUBREQ35797:  Delivery Device Number Reuse

3.5.2.2.5  Invalid Delivery Device Number

Traceable Requirement                                  Version: 3.0              (SYSREQ35597)

If the user enters an invalid Delivery Device Number, a message is displayed, and the Device number field cleared.

This requirement traces TO SUBREQ35798:  Invalid Delivery Device Number Entry

3.5.2.3  Therapy Power

Traceable Requirement                                  Version: 2.2              (SYSREQ35598)

The console shall provide means for the user to enter therapy power.

This requirement traces TO SUBREQ35787:  Parameters Displayed

3.5.2.4  Therapy Duration

Traceable Requirement                                  Version: 2.4              (SYSREQ35599)

The console shall provide means for the user to enter maximum therapy duration with a resolution of [**].

This requirement traces TO SUBREQ35787:  Parameters Displayed

3.5.2.4.1  Therapy Timer Increments

Traceable Requirement                                  Version: 1.7              (SYSREQ35600)

Therapy duration time will count down in [**] intervals whenever the system’s [**].

This requirement traces TO SUBREQ35920:  OIC Countdown Therapy Timer

This requirement traces TO SUBREQ35810:  UIC Countdown Therapy Timer

3.5.2.4.2  Reset at Therapy Completion

Traceable Requirement                                  Version: 1.5              (SYSREQ35601)

Therapy duration time will be reset to the initial desired therapy time at the completion of therapy.

This requirement traces TO SUBREQ35799:  Setup Screen Reentry

3.5.2.4.3  Pre-therapy Temperature Check

Traceable Requirement                                  Version: 3.1              (SYSREQ35602)

While on the Therapy screen, prior to switching to READY mode, the software shall monitor the temperature of the diodes. [**]

While waiting for the current temperature to go down, the user can hit a softkey to go back to the Setup screen.

This requirement traces TO SUBREQ36460:  Diode Temp Check Prior to Therapy

3.5.2.5  Therapy Operation

Section Heading                                  Version: 4.0              (SYSREQ35603)

The following terms define the operational states of the console:

•	OFF:	console is not supplied with AC power, all displays are blank and the laser is de-energized.
•	STANDBY:	console is powered-on, laser is de-energized. Laser can not enter the ACTIVE state (energize the laser) by pressing the footswitch.
•	READY:	console is powered-on, laser is de-energized. User can enter the ACTIVE state via footswitch activation.
•	ACTIVE:	console is powered-on, footswitch is activated and the laser is energized.

3.5.2.5.1  Start of Therapy

Critical Requirement                                  Version: 10.1              (SYSREQ35604)

The following must have occurred before therapy can start:

[**]

This requirement traces TO SUBREQ36418:  Delivery Device Irrigation Check Screen

This requirement traces TO SUBREQ35807:  Footswitch Open before READY

This requirement traces TO SUBREQ35983:  Laser Enable Inputs

This requirement traces TO SUBREQ36549:  Output Port Shield Still Attached

This requirement traces TO SUBREQ35787:  Parameters Displayed

This requirement traces TO SUBREQ35809:  Instruction Displayed

This requirement traces TO SUBREQ35975:  Keyed Power Switch

This requirement traces TO SUBREQ35791:  Required Fields

3.5.2.5.2  Therapy Pause

Traceable Requirement                                  Version: 1.9              (SYSREQ35605)

Therapy shall be paused [**]  While therapy is paused, [**]

This requirement traces TO SUBREQ35812:  Cessation of Therapy

This requirement traces TO SUBREQ35822:  5 sec visible countdown

This requirement traces TO SUBREQ35821:  5 Second Maximum Pause Time

This requirement traces TO SUBREQ35824:  Displayed Information

This requirement traces TO SUBREQ35823:  Softkeys: Therapy Paused Screen

3.5.2.5.3  Therapy Complete

Traceable Requirement                                  Version: 1.5              (SYSREQ35606)

Therapy shall be complete and the laser de-energized when remaining therapy duration time is [**] seconds.

This requirement traces TO SUBREQ35920:  OIC Countdown Therapy Timer

This requirement traces TO SUBREQ35812:  Cessation of Therapy

This requirement traces TO SUBREQ35810:  UIC Countdown Therapy Timer

3.5.2.5.4  Therapy Abort

Traceable Requirement                                  Version: 8.3              (SYSREQ35607)

Therapy shall be considered aborted and the laser de-energized in response to any of the following conditions.

[**]

This requirement traces FROM SYSREQ35619:  Device Response: Alert

This requirement traces TO SUBREQ35821:  5 Second Maximum Pause Time

This requirement traces TO SUBREQ35812:  Cessation of Therapy

This requirement traces TO SUBREQ35843:  In READY State Too Long

This requirement traces TO SUBREQ35813:  Softkeys: Therapy Screen

This requirement traces TO SUBREQ36485:  Therapy Abort Conditions

This requirement traces TO SUBREQ35825:  Therapy Aborted Screen

3.5.2.6  LASER STOP

Critical Requirement                                  Version: 4.0              (SYSREQ35608)

The console shall provide means for the user to stop therapy and de-energize the laser via a LASER STOP switch.

When the LASER STOP switch is activated, all power in the console is interrupted.

This requirement traces TO SUBREQ35974:  LASER STOP Button

3.5.2.7  Delivery Device Replacement

Traceable Requirement                                  Version: 4.0              (SYSREQ35609)

When the delivery device is removed (detected by output port interlocks), all therapy parameters are reset to power up defaults.

This requirement traces TO SUBREQ35838:  Alert: Output Port Interlock

This requirement traces TO SUBREQ35982:  Setup Pameters Reset On Device Replacement

3.5.3  Outputs

Section Heading                                  Version: 1.5              (SYSREQ35610)

3.5.3.1  Laser Energized

Traceable Requirement                                  Version: 2.2              (SYSREQ35611)

The console shall provide a visual and audible indication to the user whenever the laser is energized.

This requirement traces TO SUBREQ35811:  Audible & Visible Indication of Laser On

This requirement traces TO SUBREQ35904:  Audio Transducer

3.5.3.1.1  Irrigation Prompt

Traceable Requirement                                  Version: 3.2              (SYSREQ35612)

The console shall provide a prompt to the user before activating the laser regarding device irrigation.

This requirement traces TO SUBREQ36418:  Delivery Device Irrigation Check Screen

3.5.3.2  Laser State

Critical Requirement                                  Version: 2.3              (SYSREQ35613)

The console shall visually indicate to the user the current state of the laser as being STANDBY, READY or ACTIVE.

This requirement traces TO SUBREQ35769:  Displayed Elements

3.5.3.3  Programmed Power

Critical Requirement                                  Version: 2.2              (SYSREQ35614)

The console will indicate programmed therapy power with a resolution of [**]

This requirement traces TO SUBREQ35808:  Parameters Displayed

3.5.3.4  Remaining Therapy Time

Critical Requirement                                  Version: 2.2              (SYSREQ35615)

The console will indicate remaining therapy time with a resolution of [**], to the user whenever the laser is energized .

This requirement traces TO SUBREQ35920:  OIC Countdown Therapy Timer

This requirement traces TO SUBREQ35808:  Parameters Displayed

This requirement traces TO SUBREQ35810:  UIC Countdown Therapy Timer

3.5.4  System Alerts

Traceable Requirement                                  Version: 3.3              (SYSREQ35616)

Upon detection of an alert condition, the UI shall generate visual and audible indications. [**]

This requirement traces TO SYSREQ35617:  Alert Conditions

This requirement traces TO SYSREQ35618:  Alerts Suppressed During Therapy

This requirement traces TO SUBREQ35812:  Cessation of Therapy

This requirement traces TO SYSREQ35577:  **LASER SHUTOFF**

This requirement traces TO SUBREQ35832:  Alerts/Alarms Visible & Audible

This requirement traces TO SUBREQ35831:  Alerts/Alarms Stop Therapy

This requirement traces TO SYSREQ35619:  Device Response: Alert

3.5.4.1  Alert Conditions

Traceable Requirement                                  Version: 4.4              (SYSREQ35617)

The console shall indicate the following alert conditions to the user:

[**]

This requirement traces FROM SYSREQ35616:  System Alerts

This requirement traces TO SUBREQ35844:  Alert: Fan Failure

This requirement traces TO SUBREQ35838:  Alert: Output Port Interlock

This requirement traces TO SUBREQ35842:  Alert: OverTemp

This requirement traces TO SUBREQ35839:  Alert: Remote Interlock

3.5.4.2  Alerts Supressed During Therapy

Traceable Requirement                                  Version: 2.1              (SYSREQ35618)

During therapy, the following alerts are suppressed. [**]

[**]

This requirement traces FROM SYSREQ35616:  System Alerts

This requirement traces TO SUBREQ35844:  Alert: Fan Failure

This requirement traces TO SUBREQ35842:  Alert: OverTemp

This requirement traces TO SUBREQ35834:  Alerts Supression

3.5.4.3  Device Response: Alert

Traceable Requirement                                  Version: 5.3              (SYSREQ35619)

In the event of an alert condition, the console shall respond according to the alert response table. Note that the responses vary by what state the laser is in.

[**]

Alert	STANDBY	READY	ACTIVE
[**]	[**]	ð[**]	[**]
[**]	ð[**]	ð[**]	ð[**]
[**]	ð[**]	ð[**]	ð[**]
[**]	ð[**]	ð[**]	ð[**]
[**]	ð[**]	ð[**]	ð[**]

This requirement traces FROM SYSREQ35616:  System Alerts

This requirement traces TO SYSREQ35577:  **LASER SHUTOFF**

This requirement traces TO SUBREQ35834:  Alerts Supression

This requirement traces TO SUBREQ35831:  Alerts/Alarms Stop Therapy

This requirement traces TO SUBREQ35835:  Performing Therapy after an Alert

This requirement traces TO SUBREQ35838:  Alert: Output Port Interlock

This requirement traces TO SUBREQ35844:  Alert: Fan Failure

This requirement traces TO SUBREQ35839:  Alert: Remote Interlock

This requirement traces TO SYSREQ35607:  Therapy Abort

3.5.5  System Alarms

Traceable Requirement                                  Version: 3.3              (SYSREQ35620)

Upon detection of an alarm condition, the UI shall generate a visual and audio alarm. Alarm indications must occur within [**]of detection of an alarm condition. [**]

This requirement traces TO SYSREQ35577:  **LASER SHUTOFF**

This requirement traces TO SUBREQ35832:  Alerts/Alarms Visible & Audible

This requirement traces TO SUBREQ35831:  Alerts/Alarms Stop Therapy

This requirement traces TO SUBREQ35812:  Cessation of Therapy

3.5.5.1  Alarm Conditions

Traceable Requirement                                  Version: 2.3              (SYSREQ35621)

The console shall indicate the following alarm conditions to the user:

[**]

This requirement traces TO SUBREQ35848:  Alarm: Inaccurate Laser Power

This requirement traces TO SUBREQ35849:  Alarm: POST Failed

This requirement traces TO SUBREQ35760:  Power Up Tests

This requirement traces TO SUBREQ35761:  Run-Time Diagnostics

3.5.5.2  Device Response: Alarm

Traceable Requirement                                  Version: 2.1              (SYSREQ35622)

In the event of an alarm condition, [**]

This requirement traces TO SYSREQ35577:  **LASER SHUTOFF**

This requirement traces TO SUBREQ35831:  Alerts/Alarms Stop Therapy

This requirement traces TO SUBREQ35833:  Alarm Silencing

This requirement traces TO SUBREQ35836:  Performing Therapy after an Alarm

3.5.6  Service/Engineering Mode

Traceable Requirement                                  Version: 5.3              (SYSREQ35623)

The UI shall include a service/engineering mode of operation through the UI which provides [**]

This requirement traces TO SUBREQ35863:  Accessing Service Screen

This requirement traces TO SUBREQ35865:  Service Screen Options

This requirement traces TO SUBREQ36690:  TSS BIT Screen

This requirement traces TO SUBREQ36536:  Set TSS BIT Params

This requirement traces TO SUBREQ35873:  Dump Device Number History Log

This requirement traces TO SUBREQ35866:  Display Event Log

This requirement traces TO SUBREQ36533:  View System Runtime

3.5.6.1  Hours of Use

Traceable Requirement                                  Version: 2.3              (SYSREQ35624)

In service/engineering mode, the system shall be capable of displaying “hours of use” of the laser diode module. [**]

[**]

This requirement traces TO SUBREQ35892:  Laser Usage Time

3.5.6.1.1  Reset Hours of Use

Traceable Requirement                                  Version: 2.1              (SYSREQ35625)

The console shall provide a means to reset the “Hours Of Use” when a laser module is replaced.

This requirement traces TO SUBREQ35871:  Reset Laser Usage timer

3.5.6.2  Constant Current Mode

Traceable Requirement                                  Version: 2.0              (SYSREQ35626)

In service/engineering mode, the system shall provide means for running the laser in constant current mode. [**]

This requirement traces TO SUBREQ36466:  Set Constant Current Mode

3.5.6.3  Power Calibration Mode

Traceable Requirement                                  Version: 1.7              (SYSREQ35627)

In service/engineering mode, the system shall provide means for the user (service personnel) to perform a power calibration of the laser.

This requirement traces TO SUBREQ35943:  Store/Read Laser Calibration Data

3.5.6.4  Current Calibration Mode

Traceable Requirement                                  Version: 1.10              (SYSREQ36411)

In service/engineering mode, the system shall provide means for the user (service personnel) to perform a current calibration of the laser.

This requirement traces TO SUBREQ36486:  Store/Read Laser Current Calibration Data

3.5.6.5  TSS Calibration

Traceable Requirement                                  Version: 1.7              (SYSREQ35628)

The system shall provide a means to calibrate the Thermal Safety System from within the Service Mode.

This requirement traces TO SUBREQ35969:  Read Thermal Safety System Information

This requirement traces TO SUBREQ36463:  Store TSS Calibration Data

3.5.7  UI Components

Section Heading                                  Version: 1.5              (SYSREQ35629)

3.5.7.1  Display and Keypad

Section Heading                                  Version: 1.6              (SYSREQ35630)

3.5.7.1.1  Viewability

Traceable Requirement                                  Version: 1.5              (SYSREQ35631)

All electronically displayed information must be readable from [**]

This requirement traces TO SUBTST36182:  Test Protocol 007 - Viewability

3.5.7.1.2  Display Angle

Traceable Requirement                                  Version: 1.6              (SYSREQ35632)

The display shall be mounted [**]

This requirement traces TO SUBTST36182:  Test Protocol 007 - Viewability

3.5.7.1.3  Room Lighting

Design Guideline                                  Version: 1.4              (SYSREQ35633)

All user data must be visible [**]

3.5.7.1.4  Keypad Actuation Force

Traceable Requirement                                  Version: 2.0              (SYSREQ35634)

All user-input keys shall have an actuation force between [**]

This requirement traces TO SUBTST37660:  Test Protocol 003 - Keypad Force

3.5.7.1.5  Foreign Languages

Future Enhancement                                  Version: 3.2              (SYSREQ35735)

The laser console must support the following foreign language requirements: [**]

3.5.7.1.6  Device Labeling

Traceable Requirement                                  Version: 3.7              (SYSREQ36192)

Device labeling shall be in [**]

This requirement traces TO SUBREQ35861:  Languages

This requirement traces TO SUBREQ35767:  Languages

3.5.7.2  LASER STOP Switch

Critical Requirement                                  Version: 4.0              (SYSREQ35635)

The console shall have a red laser stop switch on the front or top of the console. [**]

This requirement traces FROM SUBFMA36068:  OIC locked-up during therapy - loss of optical system control
This requirement traces TO SUBREQ35974:  LASER STOP Button

3.5.7.3  Footswitch

Critical Requirement                                  Version: 4.1              (SYSREQ35636)

The system shall include a footswitch, [**]

This requirement traces TO SUBTST37661:  Test Protocol 004 - Footswitch

3.5.7.4  Audio Transducer

Traceable Requirement                                  Version: 3.0              (SYSREQ35637)

The system shall include a monotone audio transducer [**]

This requirement traces TO SUBREQ35904:  Audio Transducer

3.6  Device Event Log

Traceable Requirement                                  Version: 2.2              (SYSREQ35638)
The console shall be capable of storing a history of the events in non-volatile memory.

[**]

This requirement traces TO SUBREQ35878:  Common Format

This requirement traces TO SUBREQ35877:  Number of Events

3.6.1  Power On

Traceable Requirement                                  Version: 3.1              (SYSREQ35640)

An event will be created when the console is powered on.

[**].

This requirement traces TO SUBREQ35880:  Event: Power Up

3.6.2  Change in Operation State (STANDBY, READY, ACTIVE)

Traceable Requirement                                  Version: 2.2              (SYSREQ35641)

An event will be recorded when the laser changes between STANDBY, READY, and ACTIVE mode.

This requirement traces TO SUBREQ35882:  Event: Go To Ready

This requirement traces TO SUBREQ35886:  Event: Therapy Abort

This requirement traces TO SUBREQ35885:  Event: Therapy Resume

This requirement traces TO SUBREQ35884:  Event: Therapy Pause

This requirement traces TO SUBREQ35887:  Event: Therapy Complete

This requirement traces TO SUBREQ35880:  Event: Power Up

This requirement traces TO SUBREQ36468:  Event: Alarm

This requirement traces TO SUBREQ35888:  Event: Alert

This requirement traces TO SUBREQ35883:  Event: Therapy Start

3.6.3  Therapy Start

Traceable Requirement                                  Version: 1.5              (SYSREQ35642)

An event will be generated when Therapy is started.

[**]

This requirement traces TO SUBREQ35883:  Event: Therapy Start

3.6.4  Therapy Complete

Traceable Requirement                                  Version: 2.2              (SYSREQ35643)

An event will be created when Therapy Completes.

[**]

This requirement traces TO SUBREQ35887:  Event: Therapy Complete

3.6.5  Therapy Paused

Traceable Requirement                                  Version: 1.5              (SYSREQ35644)

An event entry will be created when Therapy is Paused.

[**]

This requirement traces TO SUBREQ35884:  Event: Therapy Pause

3.6.6  Alert or Alarm Occurance

Traceable Requirement                                  Version: 1.6              (SYSREQ35645)

A device history event entry will be made for any alert or alarm condition.

[**]

This requirement traces TO SUBREQ36468:  Event: Alarm
This requirement traces TO SUBREQ35888:  Event: Alert

3.7  External Serial Port

Traceable Requirement                                  Version: 2.2              (SYSREQ35646)
The console shall include an external serial interface port.

This requirement traces TO SUBREQ35988:  Serial Port

3.7.1  Available Data

Design Guideline                                  Version: 2.4              (SYSREQ35647)

Data available via the external serial port includes the following:

[**]

3.7.2  Physical Implementation

Traceable Requirement                                  Version: 1.5              (SYSREQ35648)

The serial interface will be implemented [**]

This requirement traces TO SUBREQ35989:  Connector

This requirement traces TO SUBREQ35990:  Pinout

3.7.3  Baud Rate

Traceable Requirement                                  Version: 1.10              (SYSREQ35649)

The external serial port shall provide communications at a baud rate of [**]

This requirement traces TO SUBREQ35932:  Serial Port Parameters

3.8  Regulatory Requirements

Section Heading                                  Version: 1.5              (SYSREQ35650)

3.8.1  Device Classifications

Design Guideline                                  Version: 4.0              (SYSREQ35651)

The Laser Console shall be designed to meet the requirements of the following safety and regulatory classifications:

[**]

3.8.2  U.S. Regulatory

Critical Requirement                                  Version: 5.0              (SYSREQ35652)

The console shall be designed and verified to comply with the following standards.

UL 60601-1 Medical Electrical Equipment, PART 1: General Requirements for Safety

21 CFR 1040.10 and 1040.11 Performance Standards for Light Emitting Products, except for deviations pursuant to CDRH Laser Notice No. 50

This requirement traces TO SUBTST36177:  Test Protocol 001 - Safety Regulations

3.8.3  O.U.S. Regulatory

Critical Requirement                                  Version: 15.0              (SYSREQ35653)

The console shall be designed and verified to comply with the following standards:

CAN/CSA C22.2 No. 601-1 M90 - Except Languages

Medical Electrical Equipment - PART 1: General Requirements For Safety

EN 61000-3-2 Electromagnetic Compatibility (EMC) - Part 3-2: Limits - Limits for Harmonic Current Emissions (Equipment Input Current <= 16 A per Phase)

EN 61000-3-3 Electromagnetic Compatibility (EMC) - Part 3-3: Limits - Limitation of Voltage Changes, Voltage Fluctuations and Flicker in Public Low-Voltage Supply Systems, for Equipment With Rated Current <= 16 A per Phase and Not Subject to Conditional Connection)

CISPR 11 / EN 55011 Industrial, Scientific and Medical (ISM) Radio-Frequency Equipment - Electromagnetic Disturbance Characteristics - Limits and Methods of Measurement

IEC 60601-1 / BS EN 60601-1 Medical Electrical Equipment - PART 1: General Requirements For Safety

IEC 60601-1-2 / EN 60601-1-2 Medical Electrical Equipment - Part 1: General Requirements for Safety, Section 2 - Collateral Standard: Electromagnetic Compatibility - Requirements and Tests

IEC 60825-1 /BS EN 60825-1 Safety of Laser Products - Part 1: Equipment Classification, Requirements And User’s Guide

IEC 60601-1-4 / EN 60601-1-4 Medical Electrical Equipment - Part 1-4: General Requirements for Safety -

Collateral Standard: Programmable Electrical Medical Systems

This requirement traces TO SUBTST36177:  Test Protocol 001 - Safety Regulations

3.9  General Safety Requirements

Section Heading                                  Version: 1.5              (SYSREQ35654)

3.9.1  Fail-safe Condition

Design Guideline                                  Version: 2.2              (SYSREQ35655)

The console must “fail-safely” in the event of a [**]

3.9.2  System Diagnostics

Critical Requirement                                  Version: 2.4              (SYSREQ35656)

The console should include appropriate diagnostics and self-tests [**]

This requirement traces TO SUBREQ35760:  Power Up Tests

This requirement traces TO SUBREQ35832:  Alerts/Alarms Visible & Audible

This requirement traces TO SUBREQ35849:  Alarm: POST Failed

This requirement traces TO SUBREQ35761:  Run-Time Diagnostics

3.9.3  Power On Self Tests

Critical Requirement                                  Version: 6.2              (SYSREQ35657)

Start-up self tests shall test or monitor the following functional blocks:

[**]

This requirement traces TO SUBREQ35760:  Power Up Tests

3.9.4  Single Fault Impact

Design Guideline                                  Version: 1.4              (SYSREQ35658)

Except for faults that trigger a LASER SHUTOFF condition, no single fault condition shall change the laser output [**]

3.9.5  Defibrillator Proof

Traceable Requirement                                  Version: 4.0              (SYSREQ35659)
The console shall be defibrillator proof.

[**]

This requirement traces TO SUBTST36178:  Test Protocol 002 - Defibrillator Proof

3.9.6  Watchdog Timers

Critical Requirement                                  Version: 3.4              (SYSREQ35661)

The [**], will be monitored by watchdogs.

This requirement traces TO SUBREQ35923:  Heartbeat

This requirement traces TO SUBREQ36470:  OIC Watchdog

This requirement traces TO SUBREQ36469:  UIC Watchdog

3.10  Power Requirements

Section Heading                                  Version: 1.6              (SYSREQ35662)

This requirement traces TO SYSREQ36464:  Power Key Switch

3.10.1  AC Power Source

Traceable Requirement                                  Version: 2.2              (SYSREQ35663)

The console’s [**] power source will be AC line power (Mains voltage).

This requirement traces TO SUBTST36156:  Test Protocol 002 - Mains Power

3.10.2  Mains Tolerances

Traceable Requirement                                  Version: 3.0              (SYSREQ35664)

The console will support [**]

This requirement traces TO SUBTST37664:  Test Protocol 003 - Input Voltage Range

3.10.3 Mains Receptacle
Critical Requirement                      Version: 2.2     (SYSREQ35665)
The console power input shall incorporate an [**]

This requirement traces TO SUBTST36156: Test Protocol 002 - Mains Power

3.10.4 UL Recognized Components
Critical Requirement                      Version: 1.6     (SYSREQ35666)
AC mains components must be UL recognized.

This requirement traces TO SUBREQ35977: AC Components UL Listed
This requirement traces TO SUBTST36156: Test Protocol 002 - Mains Power

3.10.5 Power Status LED
Critical Requirement                 Version: 2.2          (SYSREQ35667)
The console shall have an LED on the front panel indicating that power is on.

This requirement traces TO SUBREQ35976: Power On Indicator

3.10.6 Mains Fused
Critical Requirement                 Version: 2.2          (SYSREQ35668)
The console will have fuses in the mains.

This requirement traces TO SUBTST36156: Test Protocol 002 - Mains Power

3.10.7 Isolation
Critical Requirement                 Version: 1.5          (SYSREQ35669)
Applied parts will be electrically isolated from secondary circuits and earth ground [**]

This requirement traces TO SUBTST36172: Test Protocol 002 - EMC / EMI

3.10.8 Power Key Switch
Traceable Requirement             Version: 3.1          (SYSREQ36464)
The console shall have a front panel key switch, which energizes the console.

This requirement traces FROM SYSREQ35662: h Power Requirements

This requirement traces TO SUBTST36181: Test Protocol 001 - Enclosure

3.11 Physical Requirements
Section Heading                    Version: 1.5          (SYSREQ35670)

3.11.1 Size
Design Guideline        Version: 2.2          (SYSREQ35671)
The maximum footprint of the laser console should be [**]

3.11.2 Weight
Design Guideline        Version: 2.2          (SYSREQ35672)
The weight of the total laser console, unpackaged, should be less than or equal to [**].

3.11.3 Forced Air
Traceable Requirement             Version: 2.3          (SYSREQ35673)
Internal temperature control for the laser console shall be implemented via forced air cooling.

This requirement traces TO SUBTST37663: Test Protocol 006 - Internal Cooling

3.11.4 AC Power Cable Length
Critical Requirement                 Version: 2.2          (SYSREQ35674)
The console power cable connecting to AC power shall be [**]

This requirement traces TO SUBTST36156: Test Protocol 002 - Mains Power

3.12 Environmental Requirements
Section Heading                 Version: 1.5          (SYSREQ35675)
The following sections provide environmental requirements that are in addition to requirements stipulated by the standards noted in Section 1.2.1.

3.12.1 Operating Conditions
Section Heading         Version: 1.5          (SYSREQ35676)

3.12.1.1 Ambient Temperature
Traceable Requirement             Version: 2.2         (SYSREQ35677)
The console will operate over an ambient temperature range of [**].

This requirement traces TO SUBTST36171: Test Protocol 001 - Temperature and Humidity

3.12.1.2 Humidity
Traceable Requirement             Version: 2.2          (SYSREQ35678)
The console will operate over a relative humidity range of [**].

This requirement traces TO SUBTST36171: Test Protocol 001 - Temperature and Humidity

3.12.1.3 ESD
Traceable Requirement            Version: 3.0          (SYSREQ35679)
During IEC 60601-1-2 specified ESD exposure, [**]

This requirement traces TO SUBTST36172: Test Protocol 002 - EMC / EMI

3.12.1.4 EMI
Traceable Requirement        Version: 7.0          (SYSREQ35680)
The console shall meet EMI exposure requirements specified in [**].

This requirement traces TO SUBTST36172: Test Protocol 002 - EMC / EMI

3.12.1.5 Drip Proof
Critical Requirement            Version: 4.0          (SYSREQ35681)
The console will be drip proof per [**].

This requirement traces TO SUBTST36173: Test Protocol 003 - Drip Proof

3.12.1.6 Surface Temperature
Critical Requirement            Version: 2.2          (SYSREQ35682)
Surface temperature of the laser console shall not exceed [**] when the unit is operating in the defined ambient temperature range.

This requirement traces TO SUBTST36171: Test Protocol 001 - Temperature and Humidity

3.12.1.7 Unpackaged Drop Test
Traceable Requirement        Version: 5.0          (SYSREQ35683)
The console shall withstand a [**]

This requirement traces TO SUBTST36174: Test Protocol 004 - Drop and Vibration

3.12.1.8 Unpackaged Vibration Test
Traceable Requirement        Version: 4.1          (SYSREQ35684)
The console must function properly in the presence of vibration per [**]

This requirement traces TO SUBTST36174: Test Protocol 004 - Drop and Vibration

3.12.1.9 Chemical Exposure
Traceable Requirement        Version: 1.6          (SYSREQ35685)
Exposed surfaces must withstand wiping (not scrubbing) with [**]

This requirement traces TO SUBTST37563: Test Protocol 007 - Chemical Exposure

3.12.2 Storage and Transport Conditions
Section Heading                    Version: 1.5          (SYSREQ35686)

3.12.2.1 Humidity
Traceable Requirement        Version: 2.2          (SYSREQ35687)
The console while packaged must withstand exposure of [**]

This requirement traces TO SUBTST36171: Test Protocol 001 - Temperature and Humidity

3.12.2.2 Temperature
Traceable Requirement        Version: 2.2          (SYSREQ35688)
The console while packaged must withstand environment temperatures from [**] and remain capable of proper functionality when returned to normal operating conditions.

This requirement traces TO SUBTST36171: Test Protocol 001 - Temperature and Humidity

3.12.2.3 Shock and Vibration
Traceable Requirement        Version: 5.1          (SYSREQ35689)
The console while packaged must withstand the environmental extremes identified in [**]

This requirement traces TO SUBTST36175: Test Protocol 005 - Shipping

3.13 Quality Requirements
Section Heading                 Version: 1.5          (SYSREQ35690)

3.13.1 Verification Testing
Traceable Requirement             Version: 2.2          (SYSREQ35691)
[**]

This requirement traces TO SUBTST36179: Test Protocol 003 - Development Processes

3.13.2 Testability
Design Guideline        Version: 1.4          (SYSREQ35692)
[**]

3.14 Manufacturing Guidelines
Section Heading                 Version: 1.5          (SYSREQ35693)

3.14.1 In-circuit Programming for Programmable Devices
Design Guideline        Version: 1.4          (SYSREQ35694)
Programmable electronic devices should be designed for in-circuit programming where possible.

3.14.2 System MTBF
Design Guideline        Version: 2.2          (SYSREQ35695)
Mean time between failure (MTBF) for the console shall be [**].

3.15 Service Guidelines
Section Heading                 Version: 1.5          (SYSREQ35696)

3.15.1 Software Upgrades
Design Guideline        Version: 3.2          (SYSREQ35697)
Software upgrades for the console must be easily installed [**].

3.15.2 Not User Serviceable
Critical Requirement                 Version: 2.2          (SYSREQ35698)
The console is not intended to be user serviceable.

This requirement traces TO SUBTST36184: Test Protocol 008 - Not User Serviceable

3.16 Future Upgradeability
Future Enhancement         Version: 3.2          (SYSREQ35699)
The laser system design should include consideration of the following potential feature or functional upgrades. [**]

3.17 Irrigation Control
Section Heading                 Version: 2.3          (SYSREQ35700)
This section describes the irrigation control in the console.

3.17.1 Pinch Valve
Traceable Requirement             Version: 4.0          (SYSREQ35701)
There will be a pinch valve in the system [**]

This requirement traces TO SUBREQ35996: Pinch Valve External

3.17.2 Pinch Valve Shutoff when TSS Trips
Traceable Requirement             Version: 1.5          (SYSREQ35702)
The pinch valve shall close when the Thermal Safety System trips.

This requirement traces TO SUBREQ35998: Pinch Valve & TSS Shutoff

3.17.3 Activated During Footswitch Down
Traceable Requirement             Version: 2.2          (SYSREQ35703)
The Pinch Valve will have a normally closed position. The pinch valve will open when the footswitch is depressed during therapy.

This requirement traces TO SUBREQ35997: Pinch Valve Operation

3.17.4 Irrigation - Softkey Activation
Traceable Requirement             Version: 2.5          (SYSREQ36414)
The device shall be capable of pinch valve control, via softkey control, while not in therapy mode.

This requirement traces TO SUBREQ35997: Pinch Valve Operation
This requirement traces TO SUBREQ36424: Softkeys: Delivery Device Irregation

3.18 Laser Output Specific Requirements
Section Heading                 Version: 2.6          (SYSREQ35726)

3.18.1 Wavelength
Traceable Requirement             Version: 2.2          (SYSREQ35727)
The console shall be capable of producing output laser energy at a wavelength of [**]

This requirement traces TO SUBREQ36006: Wavelength

3.18.2 Power
Traceable Requirement             Version: 6.2          (SYSREQ35728)
The console shall be capable of coupling laser energy [**]

[**]

This requirement traces TO SUBREQ36007: Power

3.18.3 Max Power Allowed
Traceable Requirement             Version: 2.4          (SYSREQ35729)
The Max Power allowed by the setup parameters shall be [**]

This requirement traces TO SUBREQ36008: Max Power Allowed

3.18.4 Aiming Beam
Traceable Requirement             Version: 1.6          (SYSREQ35731)
There will be an aiming beam. [**]

This requirement traces TO SUBREQ36010: Red Aiming Beam

3.18.5 Therapy Delivery Device Parameters
Traceable Requirement             Version: 9.0          (SYSREQ35733)

[**]

	[**]			[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]

	[**]			[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]

This requirement traces TO SUBREQ36013: Therapy Device Parameters

3.18.6 Product Name
Design Guideline        Version: 5.0          (SYSREQ35734)
The console shall be labeled “Model 60980: Optiwave 980™ Laser Console”.

3.18.7 System Cost Target
Design Guideline        Version: 1.5          (SYSREQ35736)
The manufacturing cost of the device [**]

Schedule 2.1(a)
Universal Functionality Specifications

The Universal Functionality Specifications shall mean the following changes to the specifications set out as Exhibit A above:

Section 3.5.2.2.2 Delivery Device Number Format the word Endocardial will be deleted and replaced with the word Universal

Section 3.18.5 Therapy Delivery Device Parameters the word Endocardial will be deleted and replaced with the word Universal. Need to also change abbreviation “(Endo)” to “(Uni)”

Section 3.18.5 Therapy Delivery Device Parameters under Power in W/cm2 the Range of [**] is being replaced with [**]

Section 3.18.5 Therapy Delivery Device Parameters under Duration in Seconds the Range of [**] is being replaced with [**]

Schedule 2.4
Endo Handpiece Inventory

PLC Part #	Edwards Part #	Description (Edwards)	Exp. Date	Qty on Hand	PLC Cost $		PLC EXT Cost
[**]	[**]	[**]		[**]	$	[**]	$	[**]
[**]	[**]	[**]	[**]	[**]	$	[**]	$	[**]
[**]	[**]	[**]		[**]	$	[**]	$	[**]
[**]	[**]	[**]		[**]	$	[**]	$	[**]
[**]	[**]	[**]		[**]			$	[**]

Total							$	[**]

Schedule 3.12

Regulatory Approvals

1.               PLC shall file the 2005 Annual Laser Product Report with the FDA

2.               PLC shall send a Notification Letter to the FDA transferring ownership of the Laser and 510K from PLC to Edwards.